FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP. ANNOUNCES FIRST QUARTER EARNINGS

Honesdale, Pennsylvania - April 22, 2016

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq Global Market – NWFL) and its subsidiary, Wayne Bank, announced earnings of $1,876,000 for the three months ended March 31, 2016 which represents a decrease from the $2,041,000 recorded during the same three-month period of last year.  The decrease was principally due to a higher level of gains on sales of securities in the 2015 period.  Earnings per share on a fully diluted basis were $0.51 in the first quarter of this year compared to $0.55 in the first quarter of 2015.  The annualized return on average assets was 1.00% in the first quarter of 2016 and the annualized return on average equity was 7.33%, compared to 1.15% and 8.22%, respectively, in the first quarter of 2015.
Total assets were $760.1 million as of March 31, 2016, an increase of $25.7 million, or 3.5%, compared to the prior year total.  Total loans increased $46.8 million compared to March 31, 2015 consisting of a $33.7 million increase in commercial lending and $13.1 million of growth in retail loans.  Total deposits decreased $9.7 million over the past twelve months due to a $25.8 million reduction in jumbo time certificates of deposit from local school districts related to delays in state funding.  All other deposits increased $16.1 million including an $11.8 million increase in demand deposits.  Stockholders’ equity increased $2.2 million during the past year, due principally to the retention of earnings and an increase in accumulated other comprehensive income.
Non-performing assets totaled $9.7 million or 1.28% of total assets at March 31, 2016 comprised of $6.9 million of non-performing loans and $2.8 million of foreclosed real estate owned, compared to $10.0 million of non-performing assets or 1.33% of total assets at December 31, 2015.  As of March 31, 2015, non-performing assets totaled $7.4 million.  Net charge-offs for the three-month period ending March 31, 2016 were $107,000 compared to $488,000 of net charge-offs in the first quarter of last year.  Based on the current composition of the loan portfolio, management determined that it would be prudent to provide additional reserves and added $450,000 to the allowance for loan losses in the current period compared to $620,000 during the same period of last year.  The increased provision for loan losses in 2015 reflected the higher level of net charge-offs.  The allowance for loan losses was 1.35% of total loans outstanding on March 31, 2016 compared to 1.30% on December 31, 2015 and 1.16% on March 31, 2015.
Net interest income (fully taxable equivalent) was $6,534,000 during the first quarter of 2016 which is $68,000 lower than the comparable three-month period of last year.  A $58.4 million increase in average loans outstanding had a positive impact on net interest income (fte) but a 40 basis point reduction in average loan yields offset much of the increase.  Interest income fte was also impacted by the $17.4 million decrease in average investment securities as many securities were sold to fund the loan growth.  The yield on interest-earning assets decreased 22 basis points compared to the prior year while the cost of funds increased two basis points.  As a result, the net interest margin (fte) decreased from 3.94% to 3.70% compared to the quarter ended March 31, 2015.  In comparison to the quarter ended December 31, 2015, the net interest margin (fte) decreased from 3.73% to 3.70%.
Other income totaled $1,067,000 in the first quarter of 2016 compared to $1,279,000 during the same period of last year.  The decrease can be attributed to a $235,000 decrease in net gains on the sales of loans and securities.  All other components of other income increased $23,000, net.
Operating expenses totaled $4,349,000 in the first quarter and were $162,000 higher than the same period of last year.  Salaries and employee benefit costs rose $166,000 over the same period of last year due primarily to a $78,000 increase in health care costs and a $57,000 increase in salary expense.  Foreclosed real estate costs were $127,000 lower than the same period of last year, while all other operating costs increased $123,000 net.
Mr. Critelli stated that “Our first quarter results provide a good start for 2016 and are in-line with our budget.  Net interest income improved over the prior quarter, while credit quality ratios and costs also show improvement.  Our net interest margin exceeds peer banks, core operating expenses are well controlled and our capital base remains above regulatory “well capitalized” targets.  We are currently focused on our pending acquisition of Delaware Bancshares, Inc., including the integration of twelve new offices into the Wayne Bank system.  The transaction is expected to close in the third quarter pending various approvals.  For additional information on the transaction, please visit our website at www.waynebank.com/stockholder services.  We continue to search out opportunities available to us, and we look forward to serving our growing base of stockholders and customers as our local economy rebounds from the extended economic downturn.”
Norwood Financial Corp. is the parent company of Wayne Bank which operates from fifteen offices throughout Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.
Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended March 31,
	2016	2015

Net interest income	$6,175	$6,307
Tax equivalent basis adjustment using 34% marginal tax rate	359	295
Net interest income on a fully taxable equivalent basis	$6,534	$6,602

Contact:   William S. Lance
                  Executive Vice President &
                  Chief Financial Officer
                  Norwood Financial Corp
                  570-253-8505
                  www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	March 31
	2016	2015
ASSETS
Cash and due from banks	$8,709	$7,658
Interest-bearing deposits with banks	254	11,969
Cash and cash equivalents	8,963	19,627

Securities available for sale	143,948	155,674
Loans receivable	565,787	518,961
Less: Allowance for loan losses	7,642	6,007
Net loans receivable	558,145	512,954
Regulatory stock, at cost	2,982	1,838
Bank premises and equipment, net	6,390	6,632
Bank owned life insurance	18,951	18,417
Foreclosed real estate owned	2,855	1,698
Accrued interest receivable	2,487	2,329
Goodwill	9,715	9,715
Other intangible assets	260	361
Deferred tax asset	3,456	3,308
Other assets	1,952	1,806
TOTAL ASSETS	$760,104	$734,359

LIABILITIES
Deposits:
Non-interest bearing demand	$113,225	$101,423
Interest-bearing	447,266	468,783
Total deposits	560,491	570,206
Short-term borrowings	52,672	30,581
Other borrowings	38,856	27,807
Accrued interest payable	925	955
Other liabilities	4,462	4,359
TOTAL LIABILITIES	657,406	633,908

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2016: 3,724,668 shares, 2015: 3,718,018 shares	373	372
Surplus	35,390	35,239
Retained earnings	66,143	64,975
Treasury stock, at cost: 2016: 35,649 shares, 2015: 38,972 shares	(987)	(1,046)
Accumulated other comprehensive income	1,779	911
TOTAL STOCKHOLDERS' EQUITY	102,698	100,451

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$760,104	$734,359

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended March 31,
	2016	2015
INTEREST INCOME
Loans receivable, including fees	$6,135	$6,061
Securities	890	1,023
Other	1	4
Total Interest income	7,026	7,088

INTEREST EXPENSE
Deposits	581	604
Short-term borrowings	39	12
Other borrowings	231	165
Total Interest expense	851	781
NET INTEREST INCOME	6,175	6,307
PROVISION FOR LOAN LOSSES	450	620
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,725	5,687

OTHER INCOME
Service charges and fees	574	572
Income from fiduciary activities	102	105
Net realized gains on sales of securities	64	311
Gains on sales of loans, net	30	18
Earnings and proceeds on life insurance policies	167	165
Other	130	108
Total other income	1,067	1,279

OTHER EXPENSES
Salaries and employee benefits	2,303	2,137
Occupancy, furniture and equipment	495	556
Data processing	271	234
Taxes, other than income	205	175
Professional fees	151	183
FDIC Insurance assessment	115	95
Foreclosed real estate owned	31	158
Other	778	649
Total other expenses	4,349	4,187

INCOME BEFORE TAX	2,443	2,779
INCOME TAX EXPENSE	567	738
NET INCOME	$1,876	$2,041

Basic earnings per share	$0.51	$0.55

Diluted earnings per share	$0.51	$0.55

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended March 31	2016	2015

Net interest income	$6,175	$6,307
Net income	1,876	2,041

Net interest spread (fully taxable equivalent)	3.55%	3.80%
Net interest margin (fully taxable equivalent)	3.70%	3.94%
Return on average assets	1.00%	1.15%
Return on average equity	7.33%	8.22%
Basic earnings per share	$0.51	$0.55
Diluted earnings per share	$0.51	$0.55

As of March 31

Total assets	$760,104	$734,359
Total loans receivable	565,787	518,961
Allowance for loan losses	7,642	6,007
Total deposits	560,491	570,206
Stockholders' equity	102,698	100,451
Trust assets under management	133,421	134,391

Book value per share	$27.88	$27.38
Equity to total assets	13.51%	13.68%
Allowance to total loans receivable	1.35%	1.16%
Nonperforming loans to total loans	1.21%	1.11%
Nonperforming assets to total assets	1.28%	1.01%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	March 31	December 31	September 30	June 30	March 31
	2016	2015	2015	2015	2015
ASSETS
Cash and due from banks	$8,709	$9,744	$11,164	$8,505	$7,658
Interest-bearing deposits with banks	254	266	552	11,937	11,969
Cash and cash equivalents	8,963	10,010	11,716	20,442	19,627

Securities available for sale	143,948	138,851	153,305	151,304	155,674
Loans receivable	565,787	559,925	543,536	538,870	518,961
Less: Allowance for loan losses	7,642	7,298	5,747	5,947	6,007
Net loans receivable	558,145	552,627	537,789	532,923	512,954
Regulatory stock, at cost	2,982	3,412	2,488	2,240	1,838
Bank owned life insurance	18,951	18,820	18,686	18,551	18,417
Bank premises and equipment, net	6,390	6,472	6,503	6,555	6,632
Foreclosed real estate owned	2,855	2,847	1,345	1,382	1,698
Goodwill and other intangibles	9,975	10,000	10,024	10,049	10,076
Other assets	7,895	7,466	7,473	8,075	7,443
TOTAL ASSETS	$760,104	$750,505	$749,329	$751,521	$734,359
	.	.	.
LIABILITIES
Deposits:
Non-interest bearing demand	$113,225	$107,814	$115,313	$107,610	$101,423
Interest-bearing deposits	447,266	443,095	456,040	468,004	468,783
Total deposits	560,491	550,909	571,353	575,614	570,206
Other borrowings	91,528	94,361	70,708	71,053	58,388
Other liabilities	5,387	4,237	5,328	4,936	5,314
TOTAL LIABILITIES	657,406	649,507	647,389	651,603	633,908

STOCKHOLDERS' EQUITY	102,698	100,998	101,940	99,918	100,451

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$760,104	$750,505	$749,329	$751,521	$734,359

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	March 31	December 31	September 30	June 30	March 31
Three months ended	2016	2015	2015	2015	2015
INTEREST INCOME
Loans receivable, including fees	$6,135	$6,058	$5,958	$5,924	$6,061
Securities	890	877	911	950	1,023
Other	1	1	3	8	4
Total interest income	7,026	6,936	6,872	6,882	7,088

INTEREST EXPENSE
Deposits	581	587	611	618	604
Borrowings	270	237	208	215	177
Total interest expense	851	824	819	833	781
NET INTEREST INCOME	6,175	6,112	6,053	6,049	6,307
PROVISION FOR LOAN LOSSES	450	2,820	720	420	620
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,725	3,292	5,333	5,629	5,687

OTHER INCOME
Service charges and fees	574	651	595	622	572
Income from fiduciary activities	102	99	126	109	105
Net realized gains on sales of securities	64	118	63	134	311
Gains on sales of loans, net	30	61	13	12	18
Earnings and proceeds on life insurance policies	167	167	167	166	165
Other	130	120	107	90	108
Total other income	1,067	1,216	1,071	1,133	1,279

OTHER EXPENSES
Salaries and employee benefits	2,303	2,152	2,175	2,071	2,137
Occupancy, furniture and equipment, net	495	511	473	542	556
Foreclosed real estate owned	31	475	47	232	158
FDIC insurance assessment	115	133	119	65	95
Other	1,405	1,403	1,256	1,258	1,241
Total other expenses	4,349	4,674	4,070	4,168	4,187

INCOME (LOSS) BEFORE TAX	2,443	(166)	2,334	2,594	2,779
INCOME TAX EXPENSE (BENEFIT)	567	(294)	557	631	738
NET INCOME	$1,876	$128	$1,777	$1,963	$2,041

Basic earnings per share	$0.51	$0.04	$0.48	$0.53	$0.55

Diluted earnings per share	$0.51	$0.04	$0.48	$0.53	$0.55

Book Value per share	$27.88	$27.39	$27.42	$27.40	$27.38

Return on average equity (annualized)	1.00%	0.50%	6.95%	7.80%	8.22%
Return on average assets (annualized)	7.33%	0.07%	0.95%	1.06%	1.15%

Net interest spread (fte)	3.55%	3.58%	3.53%	3.53%	3.80%
Net interest margin (fte)	3.70%	3.73%	3.68%	3.68%	3.94%

Allowance for loan losses to total loans	1.35%	1.30%	1.06%	1.10%	1.16%
Net charge-offs to average loans (annualized)	0.08%	0.92%	0.68%	0.37%	0.39%
Nonperforming loans to total loans	1.21%	1.27%	1.69%	2.00%	1.11%
Nonperforming assets to total assets	1.28%	1.33%	1.40%	1.62%	1.01%